SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement          [  ]   Confidential, For Use of the Commission
                                                                           Only (as permitted by Rule 14c-5(d)(2))

[  ] Definitive Information Statement

CYTATION CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[  ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
             (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of the transaction:

        5)  Total fee paid:

[   ]   Fee paid previously with preliminary materials

[   ]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount Previously Paid:

2)  Form, Schedule or Registration Statement No.:

3)  Filing Party:

4)  Date Filed:

CYTATION CORPORATION

November 23, 2005

Dear Cytation Stockholder:

We have determined that it is in the best interests of Cytation Corporation. ("Cytation" or the "Company") to engage in a reverse merger transaction such that, after the transaction, our operating business, management and ownership will change (the "Transaction"). We previously filed a Form 8-K with the Securities and Exchange Commission announcing the letter of intent to enter into the Transaction.

In order to engage in the Transaction, we need to amend our Certificate of Incorporation to authorize more shares of common and preferred stock and to allow for a name change. This requires the approval of both the holders of a majority of the issued and outstanding shares of the Company's common stock and our Board of Directors. A Certificate of Amendment to our Certificate of Incorporation was authorized and approved on November 7, 2005 by the written consent, without a meeting, of the holders of a majority of the issued and outstanding shares of common stock of the Company. Our Board of Directors approved the Certificate of Amendment on the same day.

The Certificate of Amendment will (1) increase the number of shares of common stock the Company is authorized to issue to 100,000,000 shares from 2,000,000 shares, (2) increase the number of shares of preferred stock the Company is authorized to issue to 5,000,000 shares from 1,140,000 shares, and (3) change the name of the company from Cytation Corporation to Deer Valley Homebuilders, Inc. or such other name as the directors of the company may elect in conjunction with the Transaction.

In connection with these actions, by vote of more than two-thirds of the issued and outstanding shares of our common stock, the Company terminated its status as a "Business Development Company"("BDC") under the Investment Company Act of 1940 and will file the appropriate notice with the Securities and Exchange Commission. In addition, our Board of Directors approved a 2-for-1 stock dividend for stockholders of record on November 14, 2005. The additional shares of our common stock to which you are entitled either are enclosed or will be credited to your account by your broker.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent of the Company's stockholders pursuant to Section 228(e) of the Delaware General Corporation Law. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Certificate of Amendment or termination of BDC status, and no meeting of the Company's stockholders will be held or proxies or consents solicited from the Company's stockholders in connection with those matters because they have already been approved by the requisite written consent of the holders of its issued and outstanding common stock.

Under the rules of the Securities and Exchange Commission, the Certificate of Amendment cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company. We expect the Certificate of Amendment to become effective on or about December 13, 2005.

Sincerely,

/s/ Richard A Fisher
Richard A. Fisher, Chairman

CYTATION CORPORATION
251 Thames Street, No. 8
Bristol, Rhode Island 02809

INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of record on November 14, 2005 of Cytation Corporation, a Delaware corporation ("Cytation" or the "Company"), at the direction of the Company's Board of Directors in conjunction with a reverse merger transaction with Deer Valley Homebuilders, Inc. in which the Company will be the surviving corporation (the "Transaction"). More specifically, the Information Statement is furnished in connection with action taken by written consent of the holders of a majority of the issued and outstanding shares of common stock of the Company on November 7, 2005 without a meeting pursuant to Section 228(a) of the Delaware General Corporation Law. The written consent authorized and approved a Certificate of Amendment to the Company's Certificate of Incorporation (the "Certificate of Amendment") that will: (a) increase the number of shares of common stock the Company is authorized to issue to 100,000,000 shares from 2,000,000 shares, (b) increase the number of shares of preferred stock the Company is authorized to issue to 5,000,000 shares from 1,140,000 shares, and (c) change in the name of the Company from Cytation Corporation to Deer Valley Homebuilders, Inc. or such other name as the directors of the Company may elect in conjunction with the Transaction. The written consent also authorized and approved the termination of the Company's status as a "Business Development Company" under the Investment Company Act of 1940 ("BDC"). No other approval of the Certificate of Amendment or the termination of BDC status by the stockholders of the Company is necessary or will be sought.

This Information Statement is being mailed on or about November 23, 2005 to holders of record of the Company's common stock as of November 14, 2005. This Information Statement constitutes notice of corporate action without a meeting by less than unanimous written consent of the Company's stockholders pursuant to Section 228(e) of the Delaware General Corporation Law.

In order for the increase in the number of authorized shares of common stock and the stock split to become effective, the Certificate of Amendment must be filed with the Secretary of State of the State of Delaware. Such filing will not occur until at least 20 days after mailing this Information Statement to the Company's stockholders.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT
AND YOU ARE REQUESTED NOT TO
SEND US A PROXY OR A CONSENT

The date of this Information Statement is November 8, 2004.

CERTIFICATE OF AMENDMENT

Approval

On November 7, 2005, the Board of Directors of the Company authorized and approved a Certificate of Amendment that will amend the Company's Certificate of Incorporation to:  (1) increase the number of shares of common stock the Company is authorized to issue to 100,000,000 shares from 2,000,000 shares, (2) increase the number of shares of preferred stock the Company is authorized to issue to 5,000,000 shares from 1,140,000 shares, and (3) change in the name of the company from Cytation Corporation to Deer Valley Homebuilders, Inc. or such other name as the directors of the Company may elect in conjunction with the Transaction. By written consent dated November 7, 2005, stockholders owning more than a majority of the issued and outstanding shares of common stock of the Company authorized and approved the Certificate of Amendment without a meeting. As of November 14, 2005, there were 500,000 shares of common stock of the Company issued and outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to the Company's stockholders. Holders of the Company's common stock do not have dissenters' rights of appraisal in connection with the Certificate of Amendment.

The Increase in Authorized Shares

The Company is currently authorized to issue 2,000,000 shares of common stock, par value $.0001 per share, and 1,140,000 shares of preferred stock, par value $.01 per share. The Certificate of Amendment will increase the number of shares of common stock that the Company is authorized to issue to 100,000,000 and the number of shares of preferred stock that the Company is authorized to issue to 5,000,000. The increase in the number of authorized shares is necessary to provide the Company with additional common and preferred shares available for issuance in order to consummate the Transaction. The Certificate of Amendment will not affect the par value of the common stock or the number or par value of the authorized shares of preferred stock. The holders of the Company's common stock do not have preemptive rights. No shares of preferred stock of the Company are currently outstanding.

WITHDRAWAL OF ELECTION TO BE A BUSINESS DEVELOPMENT COMPANY

On November 8, 2005, the Board of Directors of the Company voted to file with the Securities and Exchange Commission a Form N-54-C "Notification of Withdrawal of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940". This notice, when filed, will immediately terminate the Company's status as a "Business Development Company" ("BDC") under the Investment Company Act of 1940. By written consent dated November 7, 2005, stockholders owning more than two-thirds of the issued and outstanding shares of common stock of the Company authorized and approved the filing of the Form N-54C and the resulting termination of BDC status. The stockholders and directors voted to terminate BDC status in order to effectuate the reverse merger transaction.

Effectiveness of Certificate of Amendment and WITHDRAWAL OF ELECTION TO BE SUBJECT TO SECTIONS 55 THROUGH 65 OF THE INVESTMENT COMPANY ACT OF 1940

Neither the Certificate of Amendment and the increase in capital authorized and name change authorized thereby nor the withdrawal of the Company's election to be subject to Sections 55 through 65 of the Investment Company Act of 1940 (i.e., to be a Business Development Company) can become effective until at least 20 days after this Information Statement has been distributed to the stockholders of the Company. We expect the Certificate of Amendment and the termination of BDC Status to become effective on or about December 13, 2005.

Even though the Certificate of Amendment has been approved by the Company's Board of Directors and stockholders, the Board of Directors can elect not to proceed with the Certificate of Amendment at any time until it is filed with the Secretary of State of the State of Delaware. If the Certificate of Amendment is not filed, neither the increase in the number of shares of common and preferred stock authorized nor the name change will not become effective. Similarly, the Board of Directors can elect not to terminate the Company's status as a BDC in the event that the Transaction is not consummated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The table below lists the beneficial ownership of our common stock, as of November 14, 2005, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers and by all of our directors and officers as a group.

Name and Address[1]	Number of Shares Beneficially Owned[2]	Percent of Class[3]
Kevin J. High Revocable Living Trust	125,385	25.0%
Karen Fisher	125,209	25.0%
Richard Fisher	31,666	6.3%
Kevin J. High	4,380	<1%
John J. Gilece	19,233	3.8%
Christopher Portner	19,166	3.8%
Richard Parke	15,000	3.0%
All Officers and Directors as a group (5) persons)	214,830	43.0%

1 The business address of those persons with no address specified is c/o Cytation Corporation, 251 Thames St., No. 8, Bristol, RI 02809.

2 The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

3 Applicable percentage of ownership is based on 476,331 shares outstanding as of November 8, 2005.